UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2017

CEN BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Ontario, Canada	000-55557
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7405 Tecumseh Rd, Suite 300, Windsor, Ontario, Canada N8T1G2

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (519) 419-4958

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” the “Company,” “CEN,” “CEN Biotech” or the “Registrant” refer to CEN Biotech, Inc.

ITEM 8.01 OTHER EVENTS

On August 22, 2017, CEN Biotech, Inc. entered into a stock purchase and acquisition agreement (“Agreement”) with the Incumaker, Inc. (“Incumaker”), the sole shareholder of Eastern Starr Biotech, Inc. (“Eastern Starr”). On August 22, 2017, pursuant to the Agreement, the Company purchased all of the outstanding equity interests in Eastern Starr, in consideration for the cancellation by Incumaker of a $3,000 debt, owed by the Company to Incumaker. Eastern Starr has nominal assets and, accordingly, the acquisition is not material to the Company.

In connection with the purchase of Eastern Starr, the Company appointed Richard Boswell as Chief Financial Officer and Treasurer of Eastern Starr, and Brian Payne as Vice President of Eastern Starr. Messrs. Boswell and Payne were also elected to serve as directors on the Board of Directors of Eastern Starr.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2017

CEN BIOTECH, INC.

By:	/s/ Joseph Byrne
Joseph Byrne
Chief Executive Officer